Exhibit 23.1

[WEAVER & MARTIN, LLC LETTERHEAD]


Abacus Research & Development, Inc.

We hereby consent to use in this Amendment No. 5 to Form SB-2 of our report dated September 30, 2000 and 2001


                          /s/ Weaver & Martin, LLC
                            Weaver & Martin, LLC


Kansas City, Missouri
June 19, 2002